UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2011

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue
New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On August 5, 2011, Vornado Realty Trust (the “General Partner”) issued and sold 1,000,000 of its 6.875% Series J Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share (“Series J Preferred Shares”), at $25.00 per share, plus accrued dividends from July 1, 2011, in a public offering pursuant to an effective registration statement.  The General Partner has contributed the entire net proceeds from the public offering of the 1,000,000 Series J Preferred Shares to the Company in exchange for the same number of 6.875% Series J Preferred Units, liquidation preference $25.00 per unit (“Series J Preferred Units”) of the Company (with economic terms that mirror the terms of the Series J Preferred Shares).  The issuance and sale of the Series J Preferred Units to the General Partner is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Company’s Series J Preferred Units rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Company and on parity with other preferred units in the Company, as set forth in the Forty-Third Amendment to the Company’s limited partnership agreement attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2011 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

	By:	/s/ JOSEPH MACNOW
	Name:	Joseph Macnow
Title:

Executive Vice President - Finance and Administration and Chief Financial Officer of  Vornado Realty Trust, sole general partner of Vornado Realty L.P. (duly authorized officer  and principal financial and accounting officer)

Date: August 5, 2011